    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2000
                                                      REGISTRATION NO. 333-49966
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------

                               CENTEX CORPORATION
                            3333 HOLDING CORPORATION
                        CENTEX DEVELOPMENT COMPANY, L.P.
                                 CENTEX TRUST I
                                 CENTEX TRUST II
             (Exact name of registrant as specified in its charter)

                             NEVADA                                                       75-0778259
                             NEVADA                                                       75-2178860
                            DELAWARE                                                      75-2168471
                            DELAWARE                                                      75-6588651
                            DELAWARE                                                      75-6588652
 (State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification Number)

                       2728 NORTH HARWOOD                                             RAYMOND G. SMERGE
                      DALLAS, TEXAS 75201                                         EXECUTIVE VICE PRESIDENT,
                         (214) 981-5000                                       CHIEF LEGAL OFFICER AND SECRETARY
      (Address, including zip code, and telephone number,                             CENTEX CORPORATION
    including area code, of registrant's principal executive                          2728 NORTH HARWOOD
                            offices)                                                 DALLAS, TEXAS 75201
                                                                                        (214) 981-5000
                                                                  (Name, address, including zip code, and telephone number,
                                                                          including area code, of agent for service)

                                   ----------

                                    Copy to:
                                  JAMES R. DOTY
                               GEOFFREY L. NEWTON
                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 953-6500

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1) Debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock, warrants, stock purchase contracts and stock purchase units of Centex Corporation.

(2) Trust preferred securities of Centex Trust I or Centex Trust II, junior subordinated debt securities, common stock, stock purchase contracts and stock purchase units of Centex Corporation and guarantees by Centex Corporation of trust preferred securities that may be issued by Centex Trust I and Centex Trust II.

     Under the shelf process, we may offer any combination of the securities described in these two prospectus in one or more offerings with a total initial offering price of up to $1,100,000,000.

The information in this prospectus is incomplete and may be changed. We may not sell these securities until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.



                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2000



PROSPECTUS

                                 $1,100,000,000

                               CENTEX CORPORATION

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                    ---------

         We may offer from time to time:

               o    Senior Debt Securities

               o    Subordinated Debt Securities

               o    Common Stock

               o    Preferred Stock

               o    Warrants

               o    Stock Purchase Contracts

               o    Stock Purchase Units

         We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                                    ---------

         Our common stock is traded on the New York Stock Exchange under the trading symbol "CTX" and on The London Stock Exchange Limited.

                                    ---------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ---------


             The date of this prospectus is _________________, 2000.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ABOUT THIS PROSPECTUS.............................................................................................4


CENTEX............................................................................................................4

         Home Building............................................................................................4
         Investment Real Estate...................................................................................4
         Financial Services.......................................................................................4
         Construction Products....................................................................................5
         Contracting and Construction Services....................................................................5

WHERE YOU CAN FIND MORE INFORMATION...............................................................................5


A WARNING ABOUT FORWARD-LOOKING STATEMENTS........................................................................6


USE OF PROCEEDS...................................................................................................7


RATIO OF EARNINGS TO FIXED CHARGES................................................................................7


DESCRIPTION OF DEBT SECURITIES....................................................................................8

         General Information About the Debt Securities............................................................8
         Covenants Included in the Indentures.....................................................................9
         Payment of Principal, Interest and Premium; Transfer of Securities.......................................9
         Specific Characteristics of Our Debt Securities.........................................................10
         Global Certificates.....................................................................................11
         Events of Default.......................................................................................12
         Defeasance of Debt Securities...........................................................................13
         Consolidation, Merger or Sale of Centex.................................................................13
         Modification of the Indentures..........................................................................13
         Certificates and Opinions to be Furnished to Trustee....................................................14
         Report to Holders of Debt Securities....................................................................14
         The Trustee.............................................................................................14
         Ratings of Our Debt Securities By Rating Agencies.......................................................14
         Method for Calling Meetings of the Holders of Debt......................................................14
         Governing Law...........................................................................................15
         Notices to Holders of Debt Securities...................................................................15

DESCRIPTION OF CAPITAL STOCK.....................................................................................15

         Common Stock............................................................................................15
         Preferred Stock.........................................................................................16
         Anti-Takeover Provisions................................................................................17
         Transfer Agent And Registrar............................................................................19
         Stockholder Rights Plan.................................................................................19

DESCRIPTION OF WARRANTS..........................................................................................19


DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.................................................20


PLAN OF DISTRIBUTION.............................................................................................20

         Sale through Underwriters or Dealers....................................................................21
         Direct Sales and Sales through Agents...................................................................21

         Delayed Delivery Contracts..............................................................................21
         General Information.....................................................................................21

LEGAL OPINIONS...................................................................................................22


EXPERTS..........................................................................................................22

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. The registration statement also includes a prospectus under which Centex Trust I and Centex Trust II, two of our subsidiaries, may offer from time to time trust preferred securities guaranteed by us and we may offer our related junior subordinated debt securities, and our stock purchase contracts or stock purchase units. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,100,000,000. This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                                     CENTEX

         Through its various subsidiaries, Centex Corporation is one of the nation's largest home builders and general building contractors and also provides retail mortgage lending services. We currently operate in five principal business segments:

         o        Home Building;

         o        Investment Real Estate;

         o        Financial Services;

         o        Construction Products; and

         o        Contracting and Construction Services.

HOME BUILDING

         The Home Building business has expanded to include both Conventional Homes and Manufactured Homes.

         The Conventional Homes operations currently involve the construction and sale of single-family homes, town homes and low-rise condominiums and also include the purchase and development of land.

         In March 1997, we entered the Manufactured Homes business when we acquired approximately 80% of the predecessor of Cavco Industries, LLC. During the fourth quarter of fiscal 2000, we acquired the remaining 20% interest in Cavco. Manufactured Homes operations include the manufacture of residential and park model homes and their sale through company-owned retail outlets and a network of independent dealers.

INVESTMENT REAL ESTATE

         Investment Real Estate operations involve the acquisition, development and sale of land, and the development of industrial, office, retail and other commercial projects and apartment complexes.

FINANCIAL SERVICES

         Through our Financial Services operations, we offer financing of conventional homes, home equity and sub-prime lending and the sale of title and other insurance coverages. These activities include mortgage origination and other related services for homes sold by our subsidiaries and by others.

CONSTRUCTION PRODUCTS

         Through our Construction Products operations, we manufacture cement, gypsum wallboard and ready-mix concrete for distribution and sale. In April 1994, our construction products subsidiary, Centex Construction Products, Inc., completed an initial public offering of 51% of its common stock. Principally as a result of stock repurchases by Centex Construction Products, our ownership interest in Centex Construction Products has increased to 65.3% as of September 30, 2000.

CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services activities involve the construction of buildings for both private and government interests, including hotels, office buildings, hospitals, correctional facilities, schools, shopping centers, airports, parking garages, sport stadiums, military facilities, post offices and convention and performing arts centers.

         Our principal executive office is located at 2728 N. Harwood Street, Dallas, Texas 75201, and our telephone number is (214) 981-5000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We, together with 3333 Holding Corporation and Centex Development Company, L.P., file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

         o our Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the year ended March 31, 2000;

         o our Joint Quarterly Reports on Form 10-Q of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the quarters ended June 30, 2000 and September 30, 2000;

         o our Current Reports on Form 8-K dated April 27, 2000, June 14, 2000, October 25, 2000, November 16, 2000 and November 17, 2000;

         o description of our common stock, $0.25 par value per share, contained in the Registration Statement on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971, as such forms may be amended to update such description;

         o description of the 3333 Holding Corporation common stock, $0.01 par value per share, contained in the Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987, as such forms may be amended to update such description;

         o description of the warrants to purchase Class B Units of limited partnership interest of Centex Development Company, L.P. contained in the Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 30, 1987, as such forms may be amended to update such description; and

         o description of the preferred stock purchase rights contained in the Form 8-A Registration Statement of Centex dated October 8, 1996, as amended by Form 8-A/A filed on February 22, 1999, as such forms may be amended to update such description.

         We also incorporate by reference any future filings made with the SEC by Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

                  Corporate Secretary
                  Centex Corporation
                  2728 North Harwood Street
                  Dallas, Texas 75201
                  (214) 981-5000

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities. These possible events or factors include the following:

         o        general economic conditions and interest rates;

         o        the cyclical and seasonal nature of our businesses;

         o        adverse weather;

         o        changes in property taxes and energy costs;

         o changes in federal income tax laws and federal mortgage financing programs;

         o        governmental regulation;

         o        changes in governmental and public policy;

         o changes in economic conditions specific to any one or more of our markets and businesses;

         o        competition;

         o        availability of raw materials; and

         o        unexpected operations difficulties.

         We refer you to the documents identified above under "Where You Can Find More Information" for a discussion of these factors and their effects on our business.

                                 USE OF PROCEEDS

         Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

         o        repayments or refinancing of debt

         o        working capital

         o        capital expenditures

         o        acquisitions

         o        repurchases or redemption of securities

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                        SIX MONTHS ENDED
                                          SEPTEMBER 30,               FISCAL YEARS ENDED MARCH 31,
                                        ----------------     ---------------------------------------------
                                        2000       1999      2000      1999      1998      1997      1996
                                        -----      -----     -----     -----     -----     -----     -----
Total enterprise ..................     3.27x      4.43x     4.52x     4.31x     4.16x     3.71x     1.82x
Centex (excluding financial
      services operations) ........     4.62x      7.22x     6.96x     7.42x     6.83x     5.22x     1.99x

         These computations include Centex Corporation, and except as otherwise noted, our subsidiaries, and 50% or less owned companies. For these ratios, fixed charges include:

         o interest on all debt and amortization of debt discount and expense;

         o        capitalized interest; and

         o        an interest factor attributable to rentals.

         Earnings include the following components:

         o income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investments;

         o fixed charges as defined above, but excluding capitalized interest; and

         o        amortization of capitalized interest.

         To calculate the ratio of earnings to fixed charges excluding our financial services operations, the applicable interest expense was deducted from the fixed charges and the applicable earnings were deducted from the earnings amount.

         The computations that exclude our financial services operations are included only to provide investors an alternative method of measuring the ability of our earnings to cover our fixed charges. The principal reasons why we present these computations that exclude our financial services operations are as follows:

         o the financial services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries;

         o the financial services subsidiaries have structured their financing programs substantially on a stand-alone basis; and

         o we have very limited obligations with respect to the indebtedness of our financial services subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

         Any debt securities that we offer will be our direct unsecured general obligations. These debt securities will be either senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and The Chase Manhattan Bank, as trustee, which is the successor to Chase Bank of Texas, National Association and Texas Commerce Bank, National Association. A debt security is considered "senior" or "subordinated" depending on how it ranks in relation to our other debts. Senior debt securities will generally rank equal to other senior debt securities or unsubordinated debt. Holders of our subordinated debt securities will only be entitled to payment after we pay our senior debts, including our senior debt securities.

         Any senior debt securities that we offer will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless specifically stated otherwise, all references below to an article or section refer to that article or section in both indentures.

         We have summarized the material provisions of the indentures in this section, but this is only a summary. The senior indenture and the subordinated indenture have been filed with the SEC and are incorporated by reference as to our registration statement that contains this prospectus. See "Where You Can Find More Information." You should read the indentures for provisions that may be important to you. You should review the applicable indenture for additional information before you buy any debt securities. Capitalized terms used in the following summary have the meanings specified in the indentures unless otherwise defined below.

GENERAL INFORMATION ABOUT THE DEBT SECURITIES

         Because we are a holding company and all operations are conducted by our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors and certain security holders of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of September 30, 2000, our subsidiaries had approximately $1.3 billion of outstanding debt (including certain asset securitizations accounted for as borrowings). Moreover, our ability to pay principal and interest on our debt securities is, to a large extent, dependent upon our receiving dividends, interest or other amounts from our subsidiaries. The indentures under which the debt securities are to be issued do not contain any limitation on our ability to incur additional debt or on our subsidiaries' ability to incur additional debt to us or to unaffiliated third parties. In addition, we borrow funds from and lend funds to our subsidiaries from time to time to manage our working capital needs. Our indebtedness to our subsidiaries will rank equally in right of payment to our senior debt securities and senior in right of payment to our subordinated debt securities.

         A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the title, type and amount of the debt securities

         o        the total principal amount and priority of the debt securities

         o the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated

         o the dates on which the principal of the debt securities will be payable

         o the interest rate which the debt securities will bear and the interest payment dates for the debt securities

         o        any optional redemption periods

         o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities

         o the terms of any right to convert debt securities into shares of our common stock or other securities or property

         o any provisions granting special rights to holders when a specified event occurs

         o        any changes to or additional events of default or covenants

         o any special tax implications of the debt securities, including provisions for original issue discount securities, if offered

         o        any other terms of the debt securities

         None of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

         Debt securities of a series may be issued in registered, bearer, coupon or global form.

COVENANTS INCLUDED IN THE INDENTURES

         Under the indentures, we will:

         o pay the principal, interest and any premium on the debt securities when due;

         o        maintain a place of payment;

         o deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

         o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM; TRANSFER OF SECURITIES

         Unless we designate otherwise, we will pay principal, interest and any premium on fully registered securities in Dallas, Texas. We will make payments by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement. You may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without having to pay any service charge except for any tax or governmental charge.

SPECIFIC CHARACTERISTICS OF OUR DEBT SECURITIES

         Senior Debt Securities

         Generally, our senior debt securities will rank equally with all of our other senior debt and unsubordinated debt. All series of senior debt securities issued under the senior indenture will rank equally in right of payment with each other and with our other senior debt. Any additional senior debt securities would rank equally in right of payment with the senior debt securities offered and sold under this prospectus and the related prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities.

         Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to our subordinated debt securities. The following table sets forth our senior and subordinated indebtedness (excluding indebtedness of our subsidiaries) as of September 30, 2000:

Senior debt:
         Medium-Term Note programs, 7.165% to 7.95% ..................     $  461,987,000
         Senior Note programs, 6.4% to 9.75% .........................        214,961,000
         Notes to Contracting and Construction Services Group ........        258,000,000
         Commercial paper borrowings and other short-term debt .......        235,000,000
                                                                           --------------
     Total senior debt ...............................................     $1,169,948,000
                                                                           ==============
Subordinated debt:
         8.75% Subordinated Debentures due March 1, 2007 .............     $   99,547,000
         7.375% Subordinated Debentures due June 1, 2005 .............         99,772,000
         Convertible Subordinated Note due 2010 ......................          2,100,000
                                                                           --------------
     Total subordinated debt .........................................     $  201,419,000
                                                                           ==============
     Total debt ......................................................     $1,371,367,000
                                                                           ==============

         "Senior debt" is defined to include all notes or other unsecured evidences of indebtedness including guarantees of Centex for money borrowed by us, not expressed to be subordinate or junior in right of payment to any other indebtedness of Centex.

         Subordinated Debt Securities

         The subordinated debt securities that may be offered will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt.

         Except in certain circumstances, the subordinated indenture prohibits us from making any payment of principal of or premium, if any, or interest on, or sinking fund requirements for, any subordinated debt securities:

         o in the event we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due; or

         o if there is any default relating to certain senior debt beyond the period of grace, unless and until the default on the senior debt is cured or waived.

         The subordinated indenture does not limit the amount of senior debt that we may incur. The subordinated indenture provides that all series of subordinated debt securities that may be offered are equal in priority to our subordinated debt securities and will rank equally in right of payment to our subordinated debt securities.

         Except in certain circumstances, upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding relative to us or our property, the holders of all senior debt will first be entitled to receive payment in full of the principal and premium, if any, and interest due on the senior debt before the holders of any subordinated debt securities are entitled to receive any payment of the principal of and premium, if any, or interest on any subordinated debt securities. Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt.

GLOBAL CERTIFICATES

         The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

         The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

         Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

         So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Generally, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

         Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of Centex, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and the payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

         Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depository.

         Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

EVENTS OF DEFAULT

         "Event of default" when used in an indenture will mean any of the following:

         o failure to pay the principal or any premium on any debt security when due

         o        failure to deposit any sinking fund payment when due

         o failure to pay when due interest on any debt security for 30 days

         o failure to perform any other covenant in the indenture that continues for 60 days after being given written notice

         o certain events in bankruptcy, insolvency or reorganization of Centex

         o any other event of default included in any indenture or supplemental indenture

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

         If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. The trustee will not be charged with knowledge of any event of default other than our failure to make principal and interest payments unless actual written notice is received by the trustee.

         The indentures limit the right to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless

         o        the holder has given written notice of default to the trustee;

         o the holders of not less than 25% of the aggregate principal amount of debt securities of a particular series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

         o the trustee has not commenced an action within 60 days of receipt of that notice and indemnification; and

         o no direction inconsistent with the request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities of the series then outstanding. Subject to applicable law and any applicable subordination provisions, the holders of debt securities may enforce payment of the principal of or premium, if any, or interest on their debt securities. No holder of debt securities of a particular series has the right to prejudice the rights or obtain priority or preference over the rights of any other holder of debt securities of that series.

         The holders of a majority of the aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee. The trustee, however, may decline to follow that direction if, being advised by counsel, the trustee determines that the action is not lawful. In addition, the trustee may refuse to act if it in good faith determines that the action would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

         Each indenture provides that, in case an event of default in respect of a particular series of debt securities has occurred, the trustee is to use the degree of care of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee is under no obligation to exercise any of its rights or power under the indentures at the request of any of the holders of the debt securities of a particular series unless they have furnished to the trustee security or indemnity in reasonable amounts against the costs, expenses and liabilities which may be incurred by the trustee.

         We will be required to furnish to the trustee an annual statement as to the fulfillment by Centex of all of our obligations under the relevant indenture.

DEFEASANCE OF DEBT SECURITIES

         We will be discharged from our obligations on the debt securities of any series at any time we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of destroyed, lost, stolen or mutilated debt securities.

         Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize a gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge you to consult your tax adviser as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

CONSOLIDATION, MERGER OR SALE OF CENTEX

         Each indenture generally permits us to consolidate or merge with another corporation. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities of each series outstanding and performance of the covenants in the indentures.

         However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

MODIFICATION OF THE INDENTURES

         Under each indenture we may modify rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. We cannot, however, modify the principal or interest payment terms, or reduce the percentage required for modification, against any holder without its consent. We may also enter into supplemental indentures with the trustee, without obtaining the consent of the holders of any series of debt securities, to cure any ambiguity or to correct or supplement any provision of an indenture or any supplemental indenture which may be defective or inconsistent with any other provision, to pledge any property to or with the trustee or to make any other provisions with respect to matters or questions arising under the indentures, provided that such action does not adversely affect the interests of the holders of the debt securities. We may also enter into supplemental indentures without the consent of holders of any series of debt securities to set forth the terms of additional series of debt securities, to evidence the succession of another person to our obligations under the indenture or to add to our covenants.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO TRUSTEE

         Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every time we ask the trustee to take action under such indenture, we must provide a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

REPORT TO HOLDERS OF DEBT SECURITIES

         We will provide audited financial statements annually to holders of debt securities. The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as trustee, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

THE TRUSTEE

         The Chase Manhattan Bank, whose Corporate Trust Office is located at 600 Travis Street, Suite 1150, Houston, Texas 77002, is the trustee under the subordinated indenture and the senior indenture. The Chase Manhattan Bank serves as trustee with respect to our 8.75% subordinated debentures due March 1, 2007 and our 7.375% subordinated debentures due June 1, 2005, all previously issued under the subordinated indenture. The Chase Manhattan Bank also serves as trustee with respect to notes issued pursuant to our medium-term note programs and senior note programs, all issued under the senior indenture. The Chase Manhattan Bank is also the trustee under our indenture for our junior subordinated debt securities which may be offered to Centex Trust I and Centex Trust II, two subsidiaries of Centex which exist for the purpose of issuing trust preferred securities.

         Pursuant to the indentures and the Trust Indenture Act of 1939, any uncured event of default with respect to any series of debt securities will force the trustee to resign as trustee under the applicable indenture. If the trustee resigns, a successor trustee will be appointed in accordance with the terms and conditions of the applicable indenture.

         Centex and its affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

         The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of that series.

         Each indenture contains limitations on the right of the trustee, in the event that the trustee becomes our creditor, to obtain payment of its claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

RATINGS OF OUR DEBT SECURITIES BY RATING AGENCIES

         Particular series of debt securities may be rated by one or more nationally recognized statistical rating agencies. The rating agency or agencies and rating or ratings to be assigned with respect to a series of debt securities will be specified in the prospectus supplement for the series of debt securities.

METHOD FOR CALLING MEETINGS OF THE HOLDERS OF DEBT

         Each indenture contains provisions describing how meetings of the holders of debt securities of a series may be convened. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of a series. A notice of the meeting must always be given in the manner described under "--Notices to Holders of Debt Securities" below. Generally speaking, except for any consent that must be given by all holders of a series as described under "--Modification of the Indentures" above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding debt securities of a series. In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action. Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series and any related coupons, unless, as discussed in "--Modification of the Indentures" above, the action is only effective against holders that have approved it. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.

GOVERNING LAW

         Each indenture and each series of debt securities will be governed by and construed in accordance with the laws of the State of Texas.

NOTICES TO HOLDERS OF DEBT SECURITIES

         Notices to holders of debt securities of a series will be mailed to the addresses of the holders listed in the senior debt security register or the subordinated debt security register, as applicable.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of:

         o        100,000,000 shares of common stock, par value $.25 per share

         o        5,000,000 shares of preferred stock issuable in series

         We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our articles of incorporation, by-laws and the Rights Agreement, dated as of October 2, 1996 between us and ChaseMellon Shareholder Services, L.L.C., as rights agent and the amendment to the Rights Agreement, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

         Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

         Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of common stock have the ability to elect all the directors. Thus, a stockholder is not entitled to a number of votes equal to his shares multiplied by the number of directors to be elected and to divide his votes among the candidates in any way he chooses.

         If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

         All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

         On November 30, 1987, we distributed as a dividend to our stockholders, through a nominee, all of the issued and outstanding shares of the common stock, par value $.01 per share, of 3333 Holding Corporation, a Nevada corporation, and 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership. Pursuant to an agreement with the nominee, the nominee is the recordholder of the 900 warrants and 1,000 shares of common stock of 3333 Holding Corporation, which constitute all of the issued and outstanding capital stock of 3333 Holding Corporation, on behalf of and for the benefit of persons who are from time to time the holders of Centex common stock. Each Centex stockholder owns a beneficial interest in that portion of the 1,000 shares of common stock of 3333 Holding Corporation and the 900 warrants that the total number of shares of Centex common stock held by the stockholder bears to the total number of shares of Centex common stock outstanding from time to time. This beneficial interest is not represented by a separate certificate or receipt. Instead, each Centex stockholder's beneficial interest in this pro rata portion of the shares of common stock of 3333 Holding Corporation and the 900 warrants is represented by the certificate or certificates evidencing the Centex common stock, and is currently tradable only in tandem with, and as a part of, Centex common stock.

         The common stock is listed on the New York Stock Exchange and trades under the symbol "CTX" and is listed on the London Stock Exchange Limited.

PREFERRED STOCK

         Our board of directors can, without action by stockholders, issue one or more classes or series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

         We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

         The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the title of the preferred stock

         o        the maximum number of shares of the series

         o the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

         o        any liquidation preference

         o        any redemption provisions

         o any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

         o any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

         o        any voting rights

         o any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

         Any shares of preferred stock we issue will be fully paid and nonassessable.

         Our board of directors has reserved for issuance pursuant to our stockholder rights plan described below a total of 1,000,000 shares of Junior Participating Preferred Stock. We do not have any outstanding shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

         The provisions of Nevada law and our articles of incorporation and by-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

         Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. The affirmative vote of the holders of two-thirds or more of the voting power of shares entitled to vote in the election of directors is required remove a director.

Fair Price Provision

         Our articles of incorporation contain a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of both the holders of at least 66 2/3% of our outstanding voting stock and the holders of a majority of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include the holder of 20% or more of our outstanding voting stock. The voting requirements do not apply, however, if the "disinterested directors," as defined in our articles of incorporation, approve the business combination, or the business combination meets other specified fair price conditions.

Liability of Our Directors and Officers

         As permitted by Nevada law, we have included in our articles of incorporation a provision that limits our directors' and officers' liability for monetary damages for breach of their fiduciary duty as a director or officer to us and our stockholders. The provision does not affect the liability of a director:

         o for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law

         o for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

         This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Director Nominations

         Our stockholders can nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our by-laws.

         Generally, stockholders must submit a nomination at least 90 days in advance of the annual stockholders' meeting or, if the election is to be held at a special meeting, by the seventh day following the date on which notice of the special meeting is first given to stockholders. The notice must include the name and address of the stockholder and the person to be nominated, a representation that the stockholder is the holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, a description of any arrangements or understandings with respect to the nomination of directors that exist between the stockholder and any other person, information about the nominee required by the SEC and the consent of the nominee to serve as a director if elected.

         Director nominations that are late or that do not include all required information may be rejected. This could prevent stockholders from making nominations for directors.

Nevada Anti-takeover Statutes

         We are a Nevada corporation with at least 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and certain of our subsidiaries do business in Nevada. Nevada law provides that an acquiring person who acquires a controlling interest in a corporation meeting the control share law tests described in the preceding sentence may only exercise voting rights on any control shares if these voting rights are conferred by a majority vote of the corporation's disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, any of our stockholders who did not vote in favor of authorizing voting rights for the control shares are entitled to payment for the fair value of his or her shares. A "controlling interest" is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. "Control shares" are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

         In addition, Nevada law restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

         An "interested stockholder" is a person who is:

         o the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or

         o an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

         Our articles of incorporation and bylaws do not exclude us from these restrictions.

         These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage some types of transactions that may involve actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management.

Other Provisions

         Our articles of incorporation and by-laws also provide that:

         o special meetings of stockholders may only be called by the chairman of the board of our board of directors or a majority of our board of directors

         o stockholders may act only at an annual or special meeting and not by written consent

         o a 66 2/3% vote of the outstanding voting stock is required for the stockholders to amend our by-laws

         o a 66 2/3% vote of the outstanding voting stock is required for the stockholders to amend our articles of incorporation

TRANSFER AGENT AND REGISTRAR

         ChaseMellon Shareholder Services, L.L.C. is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

         We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. Each right entitles its holder to purchase from us one two-hundredths of a share of Junior Participating Preferred Stock, Series D, at an exercise price of $67.50, subject to adjustment under specified circumstances. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the fifteenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in October 2006.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

         The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the title of the warrants

         o        the aggregate number of warrants offered

         o the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted

         o        the exercise price of the warrants

         o        the dates or periods during which the warrants are exercisable

         o the designation and terms of any securities with which the warrants are issued

         o if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

         o if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

         o any minimum or maximum amount of warrants that may be exercised at any one time

         o        any terms relating to the modification of the warrants

         o any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

         The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

                          DESCRIPTION OF STOCK PURCHASE
                       CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

         The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

         o        the terms of the offering

         o        the names of any underwriters or agents

         o        the name or names of any managing underwriter or underwriters

         o        the purchase price of the securities from us

         o        the net proceeds to us from the sale of the securities

         o        any delayed delivery arrangements

         o any underwriting discounts, commissions and other items constituting underwriters' compensation

         o        any initial public offering price

         o any discounts or concessions allowed or reallowed or paid to dealers

         o        any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

         If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

         We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

         If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

         We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

         Raymond G. Smerge, Esq., our Executive Vice President, Chief Legal Officer and Secretary, will issue an opinion about the legality of the offered securities. As of November 1, 2000, Mr. Smerge beneficially owned 3,892 shares of our common stock and held options to purchase an additional 287,100 shares of our common stock of which options covering 143,280 shares were exercisable.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The information in this prospectus is incomplete and may be changed. We may not sell these securities until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.


                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2000


PROSPECTUS

                                 $1,100,000,000

                               CENTEX CORPORATION

                       JUNIOR SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                 CENTEX TRUST I
                                 CENTEX TRUST II

        TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
                   AS DESCRIBED HEREIN, BY CENTEX CORPORATION

                                   ----------

THE TRUSTS

         Centex Trust I and Centex Trust II are subsidiaries of Centex Corporation. They exist for the purpose of issuing trust preferred securities.

THE OFFERING

         Trust Preferred Securities

         The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their preferred securities to purchase Centex's junior subordinated debt securities. The trust preferred securities may be convertible into Centex's shares.

         Debt Securities

         Centex may offer from time to time its junior subordinated debt securities to the trusts. These debt securities will be unsecured and subordinate and junior in right of payment to Centex's senior debt. These junior subordinated debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The debt securities may be convertible into Centex's shares.

         Guarantee

         Centex will guarantee on a subordinated basis the trusts' payment obligations on the trust preferred securities as described in this prospectus and the prospectus supplement.

         Stock Purchase Contracts and Stock Purchase Units

         Centex may issue stock purchase contracts obligating holders to purchase from Centex a specified number of shares of common stock in the future. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase common stock under the stock purchase contracts. We will provide the specific terms of the stock purchase contracts and stock purchase units in a prospectus supplement.

                                   ----------

         Our common stock is traded on the New York Stock Exchange under the trading symbol "CTX" and on The London Stock Exchange Limited.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


             The date of this prospectus is _________________, 2000.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ABOUT THIS PROSPECTUS.............................................................................................4


CENTEX............................................................................................................4

         Home Building............................................................................................4
         Investment Real Estate...................................................................................5
         Financial Services.......................................................................................5
         Construction Products....................................................................................5
         Contracting and Construction Services....................................................................5

WHERE YOU CAN FIND MORE INFORMATION...............................................................................5


A WARNING ABOUT FORWARD-LOOKING STATEMENTS........................................................................6


USE OF PROCEEDS...................................................................................................7


ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES.......................................................7


RATIO OF EARNINGS TO FIXED CHARGES................................................................................8


THE TRUSTS........................................................................................................8

         Securities of Each Trust.................................................................................9
         Powers and Duties of Trustees............................................................................9
         Books and Records.......................................................................................10
         The Property Trustee....................................................................................10
         Events of Default.......................................................................................10
         Debts and Obligations...................................................................................11

DESCRIPTION OF THE TRUST PREFERRED SECURITIES....................................................................11

         Terms...................................................................................................11
         Voting..................................................................................................12
         Distributions...........................................................................................12
         Record Holders..........................................................................................12

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES.........................................................13

         Covenants of Centex.....................................................................................14
         Amendments and Assignment...............................................................................15
         Termination of the Guarantees...........................................................................15
         Status of the Guarantee.................................................................................15
         Periodic Reports Under Guarantee........................................................................16
         Duties of Guarantee Trustee.............................................................................16
         Governing Law...........................................................................................16

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES...........................................................16

         Ranking.................................................................................................16
         Subsequent Distribution To Holders Of Trust Securities..................................................17
         Terms...................................................................................................17
         Subordination...........................................................................................18
         Indenture Events of Default.............................................................................19
         Modification Of The Indenture...........................................................................20
         Book-Entry And Settlement...............................................................................21
         Consolidation, Merger And Sale..........................................................................22

         Defeasance And Discharge................................................................................22
         Governing Law...........................................................................................23
         Information About The Indenture Trustee.................................................................23
         Assignment..............................................................................................24

DESCRIPTION OF CAPITAL STOCK.....................................................................................24

         Common Stock............................................................................................24
         Preferred Stock.........................................................................................25
         Anti-Takeover Provisions................................................................................25
         Transfer Agent And Registrar............................................................................27
         Stockholder Rights Plan.................................................................................27

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.................................................28


PLAN OF DISTRIBUTION.............................................................................................28

         Sale through Underwriters or Dealers....................................................................29
         Direct Sales and Sales through Agents...................................................................29
         Delayed Delivery Contracts..............................................................................29
         General Information.....................................................................................29

LEGAL OPINIONS...................................................................................................29


EXPERTS..........................................................................................................30

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. The registration statement also includes a prospectus under which Centex may offer from time to time its senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants and stock purchase contracts or stock purchase units. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,100,000,000. This prospectus provides you with a general description of the trust preferred securities, the junior subordinated debt securities, the common stock into which the trust preferred securities or the debt securities may be convertible or which may be issued pursuant to Centex's stock purchase contracts and stock purchase units, and Centex's guarantees. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

         o        each trust is a newly created special purpose entity

         o neither trust has any operating history or independent operations

         o neither trust is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding Centex's junior subordinated debt securities and engaging in related activities

         Furthermore, Centex's obligations under the junior subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

                                     CENTEX

         Through its various subsidiaries, Centex Corporation is one of the nation's largest home builders and general building contractors and also provides retail mortgage lending services. We currently operate in five principal business segments:

         o        Home Building;

         o        Investment Real Estate;

         o        Financial Services;

         o        Construction Products; and

         o        Contracting and Construction Services.

HOME BUILDING

         The Home Building business has expanded to include both Conventional Homes and Manufactured Homes.

         The Conventional Homes operations currently involve the construction and sale of single-family homes, town homes and low-rise condominiums and also include the purchase and development of land.

         In March 1997, we entered the Manufactured Homes business when we acquired approximately 80% of the predecessor of Cavco Industries, LLC. During the fourth quarter of fiscal 2000, we acquired the remaining 20% interest in Cavco. Manufactured Homes operations include the manufacture of residential and park model homes and their sale through company-owned retail outlets and a network of independent dealers.

INVESTMENT REAL ESTATE

         Investment Real Estate operations involve the acquisition, development and sale of land, and the development of industrial, office, retail and other commercial projects and apartment complexes.

FINANCIAL SERVICES

         Through our Financial Services operations, we offer financing of conventional homes, home equity and sub-prime lending and the sale of title and other insurance coverages. These activities include mortgage origination and other related services for homes sold by our subsidiaries and by others.

CONSTRUCTION PRODUCTS

         Through our Construction Products operations, we manufacture cement, gypsum wallboard and ready-mix concrete for distribution and sale. In April 1994, our construction products subsidiary, Centex Construction Products, Inc., completed an initial public offering of 51% of its common stock. Principally as a result of stock repurchases by Centex Construction Products, our ownership interest in Centex Construction Products has increased to 65.3% as of September 30, 2000.

CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services activities involve the construction of buildings for both private and government interests, including hotels, office buildings, hospitals, correctional facilities, schools, shopping centers, airports, parking garages, sport stadiums, military facilities, post offices and convention and performing arts centers.

         Our principal executive office is located at 2728 N. Harwood Street, Dallas, Texas 75201, and our telephone number is (214) 981-5000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We, together with 3333 Holding Corporation and Centex Development Company, L.P., file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

         o our Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the year ended March 31, 2000;

         o our Joint Quarterly Reports on Form 10-Q of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the quarters ended June 30, 2000 and September 30, 2000;

         o our Current Reports on Form 8-K dated April 27, 2000, June 14, 2000, October 25, 2000, November 16, 2000 and November 17, 2000;

         o description of our common stock, $0.25 par value per share, contained in the Registration Statement on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971, as such forms may be amended to update such description;

         o description of the 3333 Holding Corporation common stock, $0.01 par value per share, contained in the Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987, as such forms may be amended to update such description;

         o description of the warrants to purchase Class B Units of limited partnership interests of Centex Development Company, L.P. contained in the Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 30, 1987, as such forms may be amended to update such description; and

         o description of the preferred stock purchase rights contained in the Form 8-A Registration Statement of Centex Corporation dated October 8, 1996, as amended by Form 8-A/A filed on February 22, 1999, as such forms may be amended to update such description.

         We also incorporate by reference any future filings made with the SEC by Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

                  Corporate Secretary
                  Centex Corporation
                  2728 North Harwood Street
                  Dallas, Texas 75201
                  (214) 981-5000

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities. These possible events or factors include the following:

         o        general economic conditions and interest rates;

         o        the cyclical and seasonal nature of our businesses;

         o        adverse weather;

         o        changes in property taxes and energy costs;

         o changes in federal income tax laws and federal mortgage financing programs;

         o        governmental regulation;

         o        changes in governmental and public policy;

         o changes in economic conditions specific to any one or more of our markets and businesses;

         o        competition;

         o        availability of raw materials; and

         o        unexpected operations difficulties.

         We refer you to the documents identified above under "Where You Can Find More Information" for a discussion of these factors and their effects on our business.

                                 USE OF PROCEEDS

         Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

         o        repayments or refinancings of debt

         o        working capital

         o        capital expenditures

         o        acquisitions

         o        repurchases or redemption of securities

         Each trust will use all proceeds from the sale of the trust preferred securities and the common securities to purchase Centex's junior subordinated debt securities.


           ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

         The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Centex-obligated mandatorily convertible preferred capital trust securities of a subsidiary trust. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our junior subordinated debt securities and will specify the designation, principal amount, interest rate and maturity date of the junior subordinated debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                        SIX MONTHS ENDED
                                          SEPTEMBER 30,                FISCAL YEARS ENDED MARCH 31,
                                        ----------------     ---------------------------------------------
                                         2000       1999      2000      1999      1998      1997      1996
                                        -----      -----     -----     -----     -----     -----     -----
Total enterprise ..................     3.27x      4.43x     4.52x     4.31x     4.16x     3.71x     1.82x
Centex (excluding financial
      services operations) ........     4.62x      7.22x     6.96x     7.42x     6.83x     5.22x     1.99x

         These computations include Centex Corporation, and except as otherwise noted, our subsidiaries, and 50% or less owned companies. For these ratios, fixed charges include:

         o interest on all debt and amortization of debt discount and expense;

         o        capitalized interest; and

         o        an interest factor attributable to rentals.

         Earnings include the following components:

         o income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investments;

         o fixed charges as defined above, but excluding capitalized interest; and

         o        amortization of capitalized interest.

         To calculate the ratio of earnings to fixed charges excluding our financial services operations, the applicable interest expense was deducted from the fixed charges and the applicable earnings were deducted from the earnings amount.

         The computations that exclude our financial services operations are included only to provide investors an alternative method of measuring the ability of our earnings to cover our fixed charges. The principal reasons why we present these computations that exclude our financial services operations are as follows:

         o the financial services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries;

         o the financial services subsidiaries have structured their financing programs substantially on a stand-alone basis; and

         o we have very limited obligations with respect to the indebtedness of our financial services subsidiaries.

                                   THE TRUSTS

         Each of the trusts is created under the Delaware Business Trust Act and will be governed by a declaration of trust among the trustees of each trust and Centex. Each declaration will be qualified under the Trust Indenture Act of 1939.

         We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC. Please read "Where You Can Find More Information."

         The address of the principal office of each trust is 2728 North Harwood Street, Dallas, Texas 75201, and the telephone number of each trust at that address is (214) 981-5000.

SECURITIES OF EACH TRUST

         When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Centex or one of its subsidiaries will acquire all of the issued and outstanding common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%. The trust preferred securities will be substantially identical to the common securities and will rank equally with the common securities, except that

         o if an event of default under the declaration of trust occurs and is continuing, the holders of trust preferred securities will have the right to receive payments before the holders of the common securities receive payments

         o the holders of common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees

         Each trust will exist primarily for the purposes of

         o        issuing its preferred and common securities

         o investing the proceeds from the sale of its securities in Centex's junior subordinated debt securities

         o engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Centex's junior subordinated debt securities

         The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

POWERS AND DUTIES OF TRUSTEES

         The number of trustees of each trust will initially be five. Three of the trustees will be individuals who are officers or employees of Centex. The fourth trustee will be The Chase Manhattan Bank, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be Chase Manhattan Bank USA, National Association, which has its principal place of business in the State of Delaware.

         The property trustee will own and hold for your benefit Centex's junior subordinated debt securities purchased by a trust. The property trustee will also

         o generally exercise the rights, powers and privileges of a holder of the junior subordinated debt securities

         o maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities

         o promptly make distributions to the holders of the trust securities out of funds from the property account

The Chase Manhattan Bank, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

         Because Centex or one of its subsidiaries will own all of the common securities of each trust, Centex or that subsidiary will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

         The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

BOOKS AND RECORDS

         The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of trust preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

THE PROPERTY TRUSTEE

         The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the applicable indenture for the holders of the junior subordinated debt securities deposited in the trust as trust assets, including the right to enforce Centex's obligations under the junior subordinated debt securities upon the occurrence of an event of default under the junior subordinated debt indenture.

         If Centex extends the interest payment period for the related junior subordinated debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the trust preferred securities until an event of default under the declaration of trust has occurred. If an event of default under the declaration of trust has occurred and is continuing, then the holders of at least a majority of outstanding trust preferred securities of a trust may direct the property trustee for such trust or the guarantee trustee, as the case may be, to enforce the available remedies under the related declaration of trust and trust preferred securities guarantee. If the property trustee fails to enforce its rights under the applicable series of junior subordinated debt securities, you may provide written notice to the property trustee that you will enforce those rights and, 30 days after submitting that request, you may, to the fullest extent permitted by law, enforce those rights directly against Centex without first instituting any legal proceeding against the property trustee or any other person.

         If an event of default under the applicable declaration of trust has occurred and is continuing and results from Centex's failure to make payments on the applicable series of junior subordinated debt securities when due, then you may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of junior subordinated debt securities in an amount corresponding to the aggregate liquidation amount of your trust preferred securities. If you bring any such direct action, Centex will be subrogated to your rights under the applicable declaration of trust to the extent of any payment made by Centex to you. EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SENTENCES OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU WILL NOT BE ABLE TO EXERCISE DIRECTLY ANY OTHER REMEDY AVAILABLE TO THE HOLDERS OF THE APPLICABLE SERIES OF JUNIOR SUBORDINATED DEBT SECURITIES.

EVENTS OF DEFAULT

         If an event of default under the junior subordinated debt indenture occurs and is continuing, an event of default under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of common securities will waive any such event of default under such declaration of trust until all events of default under such declaration of trust relating to the trust preferred securities of the trust have been cured, waived or otherwise eliminated. Until all such events of default under such declaration of trust relating to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee as to some matters under such declaration of trust and under the indenture relating to the junior subordinated debt securities.

         If the holders of the trust preferred securities of a trust waive any event of default under the declaration of trust as provided in the declaration, the holder of the common securities will also be bound by the waiver without any further act, vote or consent. The property trustee will notify you of any notice of default relating to the debt securities, unless such default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in your interests.

DEBTS AND OBLIGATIONS

         In each declaration of trust, Centex has agreed to pay all debts and obligations, other than payments on the related trust securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust. Centex will not pay withholding taxes of the trusts except to the extent we describe in the prospectus supplement. Centex's obligations under each declaration of trust will benefit, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed whether or not such creditor has received notice of Centex's contractual obligation. Any such creditor may enforce these obligations directly against Centex, and Centex has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against Centex. Centex will be subrogated to all rights of a trust relating to any amounts paid to any creditor by Centex.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

TERMS

         The terms of the trust preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

         Centex will guarantee the trust preferred securities on a subordinated basis to the extent described under "Description of the Preferred Securities Guarantees."

         The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the designation of the trust preferred securities

         o        the number of trust preferred securities issued by the trust

         o the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities

         o whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded

         o the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution, winding-up or termination of the trust

         o        any repurchase or redemption provisions

         o any voting rights of the trust preferred securities in addition to those required by law

         o terms for any conversion or exchange of the trust preferred securities into other securities

         o any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities

         o any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

VOTING

         You will have limited voting rights, relating only to the modification of the trust preferred securities and the exercise of a trust's rights as holder of the junior subordinated debt securities and the trust preferred securities guarantee. You will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in the holder of the common securities of the trust.

DISTRIBUTIONS

         Under each declaration, the property trustee must make distributions on the trust preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment. The only funds available for distribution to the holders of the trust preferred securities of a trust will be those received by the property trustee on the junior subordinated debt securities. If Centex does not make payments on the junior subordinated debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each declaration, if and to the extent Centex does make payments on the junior subordinated debt securities, the property trustee will be obligated to make distributions on the trust preferred and common securities of such trust on a pro rata basis.

         Centex will guarantee payment of distributions on the preferred securities of a trust as and to the extent described under "Description of the Preferred Securities Guarantees." A preferred securities guarantee covers distributions and other payments on the applicable trust preferred securities only if and to the extent that Centex has made a payment to the property trustee on the applicable junior subordinated debt securities. If an event of default under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to you and the other holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held by you and other holders in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, the holder of common securities of a trust would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

RECORD HOLDERS

         The trustees of a trust may treat the registered owners of the trust preferred securities as the holders for purposes of receiving distributions and for all other purposes. Trust preferred securities will be issued in fully registered form. Unless we inform you otherwise in a prospectus supplement, trust preferred securities will be represented by one or more global certificates registered on the books and records of such trust in the name of a depositary or its nominee. Under each declaration:

         o the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration. Except for provisions in the related declaration dealing with the issuance of definitive certificates representing the trust preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in trust preferred securities registered in the name of and held by the depositary or its nominee

         o the rights of beneficial owners of trust preferred securities will be exercised only through the depositary and will be limited to those established by law and agreements with the depositary and/or its participants

         The depositary will receive all notices and communications to, and all distributions on, trust preferred securities that are registered in the name of and held by a depositary or its nominee. Centex will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the trust preferred securities of a trust and any additional rights and limitations of owners of beneficial interests in the global junior subordinated debt securities.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

         Centex will fully and unconditionally guarantee on a subordinated basis payments on the trust preferred securities as described in this section. The guarantees cover the following payments:

         o periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust

         o        payments on liquidation of each trust

         o payments on redemption of trust preferred securities of each trust

The Chase Manhattan Bank, as guarantee trustee, will hold the guarantees for the benefit of the holders of trust preferred securities.

         We have summarized selected provisions of the guarantees below. This summary is not complete. For a complete description, we encourage you to read the guarantee, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

         Centex will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

         o any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Centex has made corresponding payments on the junior subordinated debt securities to the property trustee of the trust

         o payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

                  o the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and

                  o the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust

         Centex will not be required to make these liquidation payments if:

         o the trust distributes the junior subordinated debt securities to the holders of trust preferred securities in exchange for their trust preferred securities or

         o the trust redeems the trust preferred securities in full upon the maturity or redemption of the junior subordinated debt securities

         Centex may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

         Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEES ONLY COVER, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT CENTEX HAS MADE CORRESPONDING PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES TO THE

APPLICABLE PROPERTY TRUSTEE. IF CENTEX DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND THAT TRUSTEE WILL NOT MAKE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES.

         Centex's obligations under the declaration of trust for each trust, the guarantees, the junior subordinated debt securities and the associated indenture taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

COVENANTS OF CENTEX

         In each guarantee, Centex will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, Centex will not make the payments and distributions described below if:

         o it is in default on its guarantee payments or other payment obligations under the related guarantee

         o any event of default under the applicable declaration of trust has occurred and is continuing or

         o Centex has elected to defer payments of interest on the related junior subordinated debt securities by extending the interest payment period and that deferral period is continuing

In these circumstances, Centex will agree that it will not:

         o declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:

                  o dividends or distributions in its shares of capital stock or options, warrants or rights to subscribe for or purchase shares of its common stock

                  o        transactions relating to a shareholders' rights plan

                  o as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock

                  o the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock

                  o purchases of its shares of common stock related to benefit plans, dividend reinvestment plans or stock purchase plans

         o make any payments on or repay, repurchase or redeem any debt security that ranks equally with or junior to the junior subordinated debt securities

         o make any guarantee payments on any guarantee by Centex of the debt security of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the junior subordinated debt securities

In addition, as long as trust preferred securities issued by any trust are outstanding, Centex will agree that it will:

         o remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust

         o permit the common securities of that trust to be transferred only as permitted by the declaration of trust

         o use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved

AMENDMENTS AND ASSIGNMENT

         Centex and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders of the trust preferred securities in any material respect. In all other cases, Centex and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust. The manner in which Centex will obtain that approval will be described in the prospectus supplement.

         Centex may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Centex permitted under the indenture governing the junior subordinated debt securities.

TERMINATION OF THE GUARANTEES

         A guarantee will terminate upon:

         o full payment of the redemption price of all trust preferred securities of the applicable trust

         o distribution of the junior subordinated debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and common securities of that trust in exchange for all the securities issued by that trust or

         o full payment of the amounts payable upon liquidation of that trust

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS OF THE GUARANTEE

         Centex's obligation under each guarantee to make guarantee payments will be:

         o        unsecured

         o subordinated and junior in right of payment to all other liabilities of Centex, including the debt securities and guarantees relating to those liabilities

         o        senior to all of Centex's capital stock

Centex's obligations under each guarantee will rank equally with obligations under other guarantee agreements that Centex may enter into from time to time if both:

         o the guarantee agreements provide for comparable guarantees by Centex of payment on preferred securities issued by other trusts or financing vehicles of Centex and

         o the debt relating to those preferred securities is unsecured indebtedness of Centex

Centex's obligations under each guarantee will be effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE.

         Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

         o conducting any proceeding for any remedy available to the applicable guarantee trustee or

         o exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee

         Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Centex to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

         If the guarantee trustee fails to enforce the guarantee or Centex fails to make a guarantee payment, you may institute a legal proceeding directly against Centex to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS UNDER GUARANTEE

         Centex will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

DUTIES OF GUARANTEE TRUSTEE

         The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the applicable guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is furnished security and indemnity satisfactory to it.

GOVERNING LAW

         New York law will govern the guarantees.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

         Centex may issue to one or more trusts from time to time one or more series of junior subordinated debt securities under an indenture dated as of November 14, 2000 between it and The Chase Manhattan Bank, as indenture trustee. The indenture does not limit the amount of junior subordinated debt securities that Centex may issue under the indenture or the amount of additional debt that Centex or any of its subsidiaries may incur. Centex will issue only one series of junior subordinated debt securities to each trust.

         We have summarized selected provisions of the indenture and the junior subordinated debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture, which we have filed with the SEC. Please read "Where You Can Find More Information."

RANKING

         The junior subordinated debt securities will be the unsecured junior subordinated obligations of Centex. In any liquidation, reorganization or insolvency proceeding involving Centex, the rights of Centex and its creditors, including the holders of junior subordinated debt securities, will be effectively junior to the claims of holders of any debt or preferred stock of Centex' subsidiaries. For a more detailed description of the subordination provisions of the junior subordinated debt securities, please read "Subordination" below.

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

         If Centex issues junior subordinated debt securities to a trust in connection with the issuance of trust preferred and common securities by that trust, those junior subordinated debt securities subsequently may be distributed to the holders of the trust preferred and common securities either:

         o        upon the dissolution of the trust or

         o upon the occurrence of events that we will describe in the prospectus supplement

TERMS

         The prospectus supplement will include specific terms relating to the junior subordinated debt securities. These terms will include some or all of the following:

         o        the designation of the securities

         o        the total principal amount of the securities

         o        the purchase price of and any premium on the securities

         o the date or dates, if any, on which the principal of the securities will be payable and the right to shorten, extend or defer the dates

         o the interest rate, whether fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments

         o any right to extend or defer the interest payment periods and the duration of the extension

         o whether interest payments will be cumulative and compounding and, if so, the dates from which interest payments will be so cumulative or compounded

         o        any provisions for redemption

         o any provisions that would obligate Centex to redeem or purchase the securities

         o any provisions for exchange, conversion or prepayment of the securities

         o whether and under what circumstances Centex will pay any additional amounts on the securities and whether Centex will have the option to redeem the securities rather than pay the additional amounts

         o        the form of the securities

         o any changes or additions to the events of default or covenants described in this prospectus

         o whether Centex will issue the securities in the form of one or more global securities and the identity of any depositary

         o the places where you can receive any payments on the securities, present the securities for registration of transfer or exchange and make any notices and demands to Centex concerning the securities

         o the portion of the principal amount of the securities that will be payable if the maturity is accelerated, if other than the entire principal amount

         o any additional means of defeasance of the securities, any additional conditions or limitations to defeasance of the securities or any changes to those conditions or limitations

         o        the identity of any paying agent

         Unless we inform you otherwise in the prospectus supplement, Centex will issue the junior subordinated debt securities:

         o        in United States dollars

         o        in fully registered form

         o        without coupons

         Holders of junior subordinated debt securities may present them for exchange and for transfer as described in the indenture and the prospectus supplement. Centex will not charge a service charge for any registration of transfer or exchange of the debt securities. Centex may, however, require the payment of any tax or other governmental charge payable for that registration.

         Centex may sell the junior subordinated debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

SUBORDINATION

         Payment of principal of and any premium and interest on the junior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt of Centex.

         The indenture generally provides that no payment of principal of or any premium or interest on the junior subordinated debt securities may be made if Centex fails to pay the principal, premium, interest or any other amounts on any senior debt when due, whether at maturity or acceleration of maturity. This restriction on payment will continue until the default has been cured or waived or has ceased to exist or until Centex has discharged or paid the senior debt in full.

         If the maturity of the junior subordinated debt securities is accelerated, Centex will make no payments on those debt securities until the holders of all senior debt are paid all principal, premium and interest then due in full, including any amounts due upon acceleration. If Centex pays any amount or distributes any assets to creditors in a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, all senior debt will be paid first before any payment is made on the junior subordinated debt securities.

         The subordination does not affect Centex' obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the junior subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

         The indenture will not limit the amount of senior debt that Centex may incur. As a result of the subordination of the junior subordinated debt securities, if Centex became insolvent, holders of junior subordinated debt securities may receive less on a proportionate basis than other Centex creditors.

         Unless we inform you otherwise in the prospectus supplement, the term "senior debt" means the principal of and any premium and interest on "debt" of Centex, but excludes any debt that:

         o        is without recourse

         o states that it is subordinated to or ranks equal with the junior subordinated debt securities

         Unless we inform you otherwise in the prospectus supplement, the term "debt" means:

         o        indebtedness for borrowed money

         o obligations evidenced by bonds, debentures, notes or similar instruments

         o undrawn obligations relating to letters of credit or similar instruments, other than standby letters of credit and bid or performance bonds issued in the ordinary course of business

         o reimbursement obligations relating to drawn letters of credit and similar instruments described in the preceding item if the drawing is reimbursed within 30 business days following demand for reimbursement

         o obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business

         o        capitalized lease obligations

         o        debt of a third party secured by a lien on any asset of Centex

         o debt of others guaranteed by Centex to the extent of the guarantee

         o        obligations for claims under derivative products

INDENTURE EVENTS OF DEFAULT

         The following are events of default with respect to a series of junior subordinated debt securities:

         o failure to pay interest or any additional amounts on that series of securities for 30 days, unless Centex has validly extended the interest payment period

         o failure to pay principal of or any premium on that series of securities when due

         o        failure to deposit any sinking fund payment for 30 days

         o failure to comply in any material respect with any other covenant or agreement in the indenture for that series of securities (other than an agreement or covenant that is included in the indenture solely for the benefit of other series of junior subordinated debt securities) for 90 days after written notice by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series

         o certain events in bankruptcy, insolvency or reorganization of Centex

         If an event of default for any series of junior subordinated debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debt securities of the series affected by the default may declare the principal of those securities to be due and payable. That declaration of acceleration will occur automatically if the event of default relates to bankruptcy, insolvency or reorganization events. The holders of a majority in principal amount of the outstanding junior subordinated debt securities of the series affected by the default may rescind the accelerated payment requirement and waive the default if Centex:

         o        has cured the default and

         o has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by the acceleration, and any interest and additional amounts

         If required by the declaration of trust, any rescission may be subject to the consent of the holders of the trust preferred securities and common securities.

         In most cases, holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may direct the time, method and place of:

         o conducting any proceeding for any remedy available to the indenture trustee or

         o exercising any trust or power conferred on the indenture trustee with respect to that series

         The holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may waive any past default with respect to those securities. Those holders may waive any default in the payment of principal, premium, interest or any additional amounts, however, only if Centex:

         o        has cured the default and

         o has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by acceleration, and any interest and additional amounts

         The indenture requires Centex to file annually with the indenture trustee a certificate as to its compliance with the conditions and covenants contained in the indenture.

         An event of default under the indenture for a series of junior subordinated debt securities will constitute an event of default under the declaration of trust for the applicable series of trust preferred securities. A holder of trust preferred securities may directly institute a proceeding against Centex for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

         o an event of default under the applicable declaration of trust has occurred and is continuing and

         o that event of default is attributable to Centex' failure to pay principal, any premium, interest or additional amounts on the applicable series of junior subordinated debt securities when due

         In any such proceeding, Centex will be subrogated to the rights of the holder under the applicable declaration of trust to the extent of any payment Centex makes to the holder in the proceeding. Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

MODIFICATION OF THE INDENTURE

         Centex and the indenture trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding junior subordinated debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each junior subordinated debt security affected, however, no amendment or supplement may:

         o        extend the fixed maturity of the security

         o        reduce the principal amounts of the security

         o reduce the rate of or extend the time for payment of interest on the security

         o        reduce any premium payable on the redemption of the security

         o reduce the amount of securities whose holders must consent to an amendment, supplement or waiver

         o impair the holder's right to receive payments on the security or to institute suit for the enforcement of any payment on the security

         o        make any change in this provision for modification

         o change any obligation to pay additional amounts on any security

         o impair the right of any holder to convert or exchange a security for any other security, if the securities are so convertible or exchangeable

         Centex and the indenture trustee may amend or supplement the indenture without the consent of any holders of junior subordinated debt securities:

         o to provide for the assumption of Centex' obligations under the indenture by a successor upon any merger, consolidation or asset transfer

         o to add covenants, restrictions, conditions, defaults or provisions for the protection of the holders of the securities

         o to cure any ambiguity or to correct or supplement any defect or inconsistency

         o to change any provision of the indenture effective after there are no outstanding securities of any series entitled to the benefit of that provision

         o        to provide for the issuance of securities in coupon form

         o to provide for the acceptance of a successor or another trustee

         o to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939

         o        to establish the form or terms of a series of securities

         o to make any change that does not adversely affect the rights of any holder of securities in any material respect

BOOK-ENTRY AND SETTLEMENT

         Centex may issue the junior subordinated debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

         o any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated junior subordinated debt securities of the same series with the same total principal amount and the same terms

         o the manner in which Centex will pay principal of and any premium and interest on a global debt security

         o the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

CONSOLIDATION, MERGER AND SALE

         Centex has agreed that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:

         o        Centex is the continuing corporation, or

         o if Centex is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Centex' obligations under the indenture and the junior subordinated debt securities, and

         o in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

DEFEASANCE AND DISCHARGE

         When we use the term defeasance, we mean discharge from the obligations under the indenture. Centex will be discharged from its obligations with respect to the junior subordinated debt securities of a series if:

         o Centex deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable

         o no event of default with respect to the junior subordinated debt securities of that series has occurred and is continuing on the date of deposit

         o no event or condition under the subordination provisions described above prevents Centex from making payments on the junior subordinated debt securities of that series on the date of the deposit

         o        certain other conditions are satisfied

         Unless we inform you otherwise in the prospectus supplement, Centex also will be required to deliver to the indenture trustee a U.S. Internal Revenue Service ruling or an opinion of counsel that the deposit and related defeasance would not cause the holders of the junior subordinated debt securities to recognize income, gain or loss for United States federal income tax purposes.

         In addition, the indenture will cease to be of further effect with respect to junior subordinated debt securities of a series when either:

         o Centex has paid the principal of, any premium and interest on and any additional amounts payable with respect to all the outstanding junior subordinated debt securities of that series when due

         o Centex has delivered all outstanding junior subordinated debt securities of that series to the indenture trustee for cancellation or

         o        both

                           (a) all outstanding junior subordinated debt securities of that series not delivered to the indenture trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and

                           (b) Centex deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable

         For this provision to apply, Centex also must pay all other sums payable by it under the indenture.

         If Centex defeases a series of junior subordinated debt securities or if the indenture ceases to be of further effect with respect to a series of junior subordinated debt securities, the holders of those debt securities will not be entitled to the benefits of the indenture, except for those benefits relating to:

         o        Centex's obligations:

                  o to register the transfer or exchange of junior subordinated debt securities

                  o to replace stolen, lost or mutilated junior subordinated debt securities

                  o        to maintain paying agencies

                  o if the junior subordinated debt securities are convertible into other securities, to deliver those securities upon conversion

         o the rights of the holders of junior subordinated debt securities to receive payments when due (but not upon acceleration)

         o        the rights, obligations and duties of the trustee

         o the rights of the holders of junior subordinated debt securities to payment from property deposited with the indenture trustee

GOVERNING LAW

         New York law will govern the indenture and the junior subordinated debt securities.

INFORMATION ABOUT THE INDENTURE TRUSTEE

         The Chase Manhattan Bank will be the trustee under the indenture. Its address is 600 Travis, Suite 1150, Houston, Texas 77002.

         If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any junior subordinated debt securities only after those holders have furnished the trustee indemnity reasonably satisfactory to it.

         The indenture contains limitations on the right of the trustee, if the trustee becomes one of Centex' creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Centex. If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign as indenture trustee within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

         The Chase Manhattan Bank also serves as trustee with respect to our 8.75% subordinated debentures due March 1, 2007 and our 7.375% subordinated debentures due June 1, 2005, all previously issued under our subordinated indenture. The Chase Manhattan Bank also serves as trustee with respect to notes issued pursuant to our medium-term note programs and senior note programs, all issued under our senior indenture.

ASSIGNMENT

         Centex may at any time assign any of its rights or obligations under the indenture to an affiliate. Centex will, however, remain liable for all its obligations. Centex also may assign the indenture to a successor in a merger, consolidation or asset sale involving Centex permitted under the indenture.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of:

         o        100,000,000 shares of common stock, par value $.25 per share

         o        5,000,000 shares of preferred stock issuable in series

         We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our articles of incorporation, by-laws and the Rights Agreement, dated as of October 2, 1996 between us and ChaseMellon Shareholder Services, L.L.C., as rights agent, and the amendment to the Rights Agreement, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

         Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

         Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of common stock have the ability to elect all the directors. Thus, a stockholder is not entitled to a number of votes equal to his shares multiplied by the number of directors to be elected and to divide his votes among the candidates in any way he chooses.

         If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

         All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

         On November 30, 1987, we distributed as a dividend to our stockholders, through a nominee, all of the issued and outstanding shares of the common stock, par value $.01 per share, of 3333 Holding Corporation, a Nevada corporation, and 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership. Pursuant to an agreement with the nominee, the nominee is the recordholder of the 900 warrants and 1,000 shares of common stock of 3333 Holding Corporation, which constitute all of the issued and outstanding capital stock of 3333 Holding Corporation, on behalf of and for the benefit of persons who are from time to time the holders of Centex common stock. Each Centex stockholder owns a beneficial interest in that portion of the 1,000 shares of common stock of 3333 Holding Corporation and the 900 warrants that the total number of shares of Centex common stock held by the stockholder bears to the total number of shares of Centex common stock outstanding from time to time. This beneficial interest is not represented by a separate certificate or receipt. Instead, each Centex stockholder's beneficial interest in this pro rata portion of the shares of common stock of 3333 Holding Corporation and the 900 warrants is represented by the certificate or certificates evidencing the Centex common stock, and is currently tradable only in tandem with, and as a part of, Centex common stock.

         The common stock is listed on the New York Stock Exchange and trades under the symbol "CTX" and is listed on the London Stock Exchange Limited.

PREFERRED STOCK

         Our board of directors can, without action by stockholders, issue one or more classes or series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

         We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

         The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the title of the preferred stock

         o        the maximum number of shares of the series

         o the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

         o        any liquidation preference

         o        any redemption provisions

         o any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

         o any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

         o        any voting rights

         o any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

         Any shares of preferred stock we issue will be fully paid and nonassessable.

         Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,000,000 shares of Junior Participating Preferred Stock. We do not have any outstanding shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

         The provisions of Nevada law and our articles of incorporation and by-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

         Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. The affirmative vote of the holders of two-thirds or more of the voting power of shares entitled to vote in the election of directors is required remove a director.

Fair Price Provision

         Our articles of incorporation contain a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of both the holders of at least 66 2/3% of our outstanding voting stock and the holders of a majority of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include the holder of 20% or more of our outstanding voting stock. The voting requirements do not apply, however, if the "disinterested directors," as defined in our articles of incorporation, approve the business combination, or the business combination meets other specified fair price conditions.

Liability of Our Directors and Officers

         As permitted by Nevada law, we have included in our articles of incorporation a provision that limits our directors' and officers' liability for monetary damages for breach of their fiduciary duty as a director or officer to us and our stockholders. The provision does not affect the liability of a director:

         o for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law

         o for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

         This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Director Nominations

         Our stockholders can nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our by-laws.

         Generally, stockholders must submit a nomination at least 90 days in advance of the annual stockholders' meeting or, if the election is to be held at a special meeting, by the seventh day following the date on which notice of the special meeting is first given to stockholders. The notice must include the name and address of the stockholder and the person to be nominated, a representation that the stockholder is the holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, a description of any arrangements or understandings with respect to the nomination of directors that exist between the stockholder and any other person, information about the nominee required by the SEC and the consent of the nominee to serve as a director if elected.

         Director nominations that are late or that do not include all required information may be rejected. This could prevent stockholders from making nominations for directors.

Nevada Anti-takeover Statutes

         We are a Nevada corporation with at least 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and certain of our subsidiaries do business in Nevada. Nevada law provides that an acquiring person who acquires a controlling interest in a corporation meeting the control share law tests described in the preceding sentence may only exercise voting rights on any control shares if these voting rights are conferred by a majority vote of the corporation's disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, any of our stockholders who did not vote in favor of authorizing voting rights for the control shares are entitled to payment for the fair value of his or her shares. A "controlling interest" is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. "Control shares" are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

         In addition, Nevada law restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

         An "interested stockholder" is a person who is:

         o the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or

         o an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

         Our articles of incorporation and bylaws do not exclude us from these restrictions.

         These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage some types of transactions that may involve actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management.

Other Provisions

         Our articles of incorporation and by-laws also provide that:

         o special meetings of stockholders may only be called by the chairman of the board of our board of directors or a majority of our board of directors

         o stockholders may act only at an annual or special meeting and not by written consent

         o a 66 2/3% vote of the outstanding voting stock is required for the stockholders to amend our by-laws

         o a 66 2/3% vote of the outstanding voting stock is required for the stockholders to amend our articles of incorporation

TRANSFER AGENT AND REGISTRAR

         ChaseMellon Shareholder Services, L.L.C. is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

         We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. Each right entitles its holder to purchase from us one two-hundredths of a share of Junior Participating Preferred Stock, Series D, at an exercise price of $67.50, subject to adjustment under specified circumstances. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the fifteenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in October 2006.

                          DESCRIPTION OF STOCK PURCHASE
                       CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, consisting of a stock purchase contract and trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts may also require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

         The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

         o        the terms of the offering

         o        the names of any underwriters or agents

         o        the name or names of any managing underwriter or underwriters

         o        the purchase price of the securities from us

         o        the net proceeds to us from the sale of the securities

         o        any delayed delivery arrangements

         o any underwriting discounts, commissions and other items constituting underwriters' compensation

         o        any initial public offering price

         o any discounts or concessions allowed or reallowed or paid to dealers

         o        any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

         If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

         We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

         If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

         We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

         Richards, Layton & Finger, P.A., our special Delaware counsel and special Delaware counsel to the trusts, will issue opinions about the legality of the trust preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts for us. Raymond G. Smerge, Esq., our Executive Vice President, Chief Legal Officer and Secretary, will issue opinions about the legality of Centex's guarantees, junior subordinated debt securities, common stock, stock purchase contracts and stock purchase units for us. As of November 1, 2000, Mr. Smerge beneficially owned 3,892 shares of our common stock and held options to purchase an additional 287,100 shares of our common stock of which options covering 143,280 shares were exercisable.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee ..................................     $290,400
Trustee's fees and expenses (including legal fees) ....       30,000
Accounting fees and expenses ..........................       25,000
Legal fees and expenses ...............................       65,000
Printing expenses .....................................       10,000
Blue Sky fees and expenses (including legal fees) .....        5,000
Rating Agency fees ....................................       65,000
Miscellaneous .........................................        9,600
                                                            --------
               Total ..................................     $500,000
                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Centex Corporation ("Centex"), 3333 Holding Corporation ("Holding") and 3333 Development Corporation ("Development"), the general partner of Centex Development Company, L.P., are Nevada corporations. Pursuant to the provisions of Section 78.7502 of the Nevada General Corporation Law, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

         Under Nevada law, Centex, Holding and Development also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the Nevada General Corporation Law provides that such person must be indemnified by the corporation against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the Nevada General Corporation Law requires Nevada corporations to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel.

The Articles of Incorporation of Centex, Holding and Development provide for indemnification of its directors and officers to the extent provided by Nevada law.

         In addition, Section 78.037 of the Nevada General Corporation Law permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers, to the corporation or stockholders, for damages resulting from their breach of fiduciary duties. An amendment to the Articles of Incorporation of Centex Corporation was adopted by its stockholders at the annual meeting held on July 15, 1987 in order to effect the permitted limitation on liability. The Articles of Incorporation of Holding and Development contain a similar provision limiting the liability of their directors and officers for such damages, as do the Bylaws of Centex, Holding and Development.

         The Bylaws of Centex, Holding and Development each provide that the corporation shall indemnify its directors, officers, employees and agents to the fullest extent provided by the Nevada General Corporation Law and such corporation's Articles of Incorporation. In addition, the Bylaws of each corporation provide for indemnification to the same extent of any director, officer or employee of the corporation who serves in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the corporation or its subsidiaries.

         Centex has entered into indemnification contracts with its directors and may enter into similar contracts from time to time with certain officers and employees of Centex and its subsidiaries who are not directors of Centex. The general effect of the indemnification contracts is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of Centex, by reason of their service in the foregoing capacities. The provisions of the aforementioned indemnification contracts were approved by Centex's stockholders at the annual meeting of stockholders held on July 16, 1986.

         The Second Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement") of Centex Development Company, L.P. ("CDC") provides that to the fullest extent permitted by law, CDC will indemnify the general partner and its directors, officers, employees and agents and persons serving on behalf of CDC in similar capacities with other entities against liabilities, costs and expenses (including legal fees and expenses) incurred by the general partner or such persons in connection with litigation or threatened litigation, if the general partner or such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of CDC, and such general partner's or such other person's conduct did not constitute gross negligence or willful or wanton misconduct and, with respect to any criminal proceeding did not have any reason to believe his conduct was unlawful. Any indemnification under these provisions will be limited to the assets of CDC.

         Pursuant to authority granted by the Nevada General Corporation Law and its respective Articles of Incorporation and Bylaws, each of Centex, Holding and Development, and with respect to CDC, pursuant to the Limited Partnership Agreement, CDC has purchased directors and officers liability insurance.

         The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws, agreements and insurance policies referred to above and are qualified in their entirety by reference thereto.

ITEM 16.          EXHIBITS*

4.1 Restated Articles of Incorporation of Centex Corporation (filed as Exhibit 4.1 to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex


----------

* Centex will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Centex as to certain tax matters relative to securities offered hereby.

                  Development Company, L.P. on Form S-8 filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.2               Amended and Restated By-laws of Centex Corporation (filed as
                  Exhibit 3.2 to the Joint Annual Report of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by reference).

4.3 Specimen Centex Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.3 to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 filed with the SEC on June 2, 1997, and incorporated herein by reference).

4.4 Articles of Incorporation of 3333 Holding Corporation (filed as Exhibit 3.2a to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form 10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.5               By-laws of 3333 Holding Corporation, as amended (filed as
                  Exhibit 3.2 to the Annual Report on Form 10-K of 3333 Holding Corporation (File No. 1-9624) for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.6 Specimen 3333 Holding Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.1 to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form 10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.7               Articles of Incorporation of Centex Development Company, L.P.
                  (filed as Exhibit 3.2a to Amendment No. 1, dated October 14, 1987 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.8 By-laws of Centex Development Company, L.P., as amended (filed as Exhibit 3.2 to the Annual Report on Form 10-K of Centex Development Company, L.P. (File No. 1-9625) for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.9 Certificates of Limited Partnership of Centex Development Company, L.P. (filed as Exhibit 4.1 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.10 Second Amended and Restated Agreement of Limited Partnership of Centex Development Company, L.P. (filed as Exhibit 4.4 to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.11 Specimen certificate for Class A limited partnership units (filed as Exhibit 4.3 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.12 Specimen certificate for Class B limited partnership units (filed as Exhibit 4.4 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.13 Specimen certificate for Class C limited partnership units (filed as Exhibit 4.4 to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.14 Nominee Agreement, dated as of November 30, 1987, by and between Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. (filed as Exhibit 4.2 to the Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.15 Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between 3333 Holding Corporation and Centex Corporation (filed as Exhibit 4.3 to the Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.16 Warrant Agreement, dated as of November 30, 1987, by and between Centex Corporation and Centex Development Company, L.P. (filed as Exhibit 4.5 to the Annual Report on Form 10-K of Centex Development Company, L.P. (File No. 1-9625) for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.17 Specimen warrant certificate (filed as Exhibit 4.6 to the Form 8 Amendment No. 3, dated November 24, 1987, to the Registration Statement of Centex Development Company, L.P. on Form 10, and incorporated herein by reference).

4.18 Rights Agreement, dated as of October 2, 1996, between Centex Corporation and ChaseMellon Shareholder Services, LLC, as rights agent (filed as Exhibit 1 to the Form 8-A Registration Statement of Centex Corporation dated October 2, 1996, and incorporated herein by reference), as amended by Amendment No. 1 to Rights Agreement, dated as of February 18, 1999, between Centex Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent (filed as Exhibit 4.2 to the Form 8-A/A Registration Statement of Centex Corporation filed on February 22, 1999, and incorporated herein by reference).

4.19 Indenture with respect to Senior Debt Securities, including form of Senior Debt Security, dated as of October 1, 1998, between Centex Corporation and The Chase Manhattan Bank, as Trustee, (filed as Exhibit 4.1 to the Registrant's Form 8-K dated October 21, 1998 and incorporated herein by reference).

4.20 Indenture with respect to Subordinated Debt Securities, including form of Subordinated Debt Security, dated as of March 12, 1987, between the Registrant and The Chase Manhattan Bank, as Trustee (filed as Exhibit 4.5 to the Registration Statement (File No. 333-72893) of the Registrant on Form S-3, and incorporated herein by reference).

4.21** Indenture with respect Junior Subordinated Debt Securities, including the Form of Junior Subordinated Debt Security, dated as of November 14, 2000, between Centex Corporation and The Chase Manhattan Bank, as Trustee.

4.22**            Declaration of Trust of Centex Trust I.

4.23**            Declaration of Trust of Centex Trust II.

4.24**            Form of Amended and Restated Declaration of Trust.

4.25**            Certificate of Trust of Centex Trust I.

4.26**            Certificate of Trust of Centex Trust II.

4.27**            Form of Trust Preferred Security (included in Exhibit 4.24).

4.28**            Form of Centex Corporation Guarantee Agreement.

5.1               Opinion of Raymond G. Smerge, Esq.

5.2.1             Opinion of Richards, Layton & Finger, P.A. relating to Centex
                  Trust I.

5.2.2             Opinion of Richards, Layton & Finger, P.A. relating to Centex
                  Trust II.

12.1**            Computation of Ratio of Earnings to Fixed Charges.

23.1              Consent of Arthur Andersen LLP.

23.2 Consent of Raymond G. Smerge, Esq. (contained in his opinion filed as Exhibit 5.1).

23.3 Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2).

24.1**            Power of attorney of certain signatories.

25.1** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Senior Debt Securities.

25.2** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Subordinated Debt Securities.

25.3** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Junior Subordinated Debt Securities.

----------

**  Previously filed.

ITEM 17. UNDERTAKINGS

         (a) The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Centex Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of December 6, 2000.


                                       CENTEX CORPORATION


                                       By: /s/ David W. Quinn
                                           -------------------------------------
                                           David W. Quinn
                                           Vice Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                              CAPACITY IN WHICH SIGNED                    DATE
                   ----------                              ------------------------                    ----
                                                          Chairman of the Board and
                                                           Chief Executive Officer;
                                                                   Director
                       *                                 (Principal Executive Officer)           December 6, 2000
-------------------------------------------
               Laurence E. Hirsch

                                                         Vice Chairman of the Board;
               /s/ David W. Quinn                                  Director                      December 6, 2000
-------------------------------------------
                 David W. Quinn

                                                           Executive Vice President
                                                         and Chief Financial Officer
                       *                                (Principal Financial Officer)            December 6, 2000
--------------------------------------------
                Leldon E. Echols
                                                        Vice President and Controller
                /s/ Mark A. Blinn                       (Principal Accounting Officer)           December 6, 2000
--------------------------------------------
                 Mark A. Blinn

                       *                                           Director                      December 6, 2000
--------------------------------------------
              Barbara T. Alexander

                       *                                           Director                      December 6, 2000
--------------------------------------------
                Dan W. Cook III

                       *                                           Director                      December 6, 2000
--------------------------------------------
                  Juan L. Elek

                       *                                           Director                      December 6, 2000
--------------------------------------------
            Clint W. Murchison, III

                       *                                           Director                      December 6, 2000
--------------------------------------------
             Charles H. Pistor, Jr.

                       *                                           Director                      December 6, 2000
--------------------------------------------
                Paul R. Seegers

                   SIGNATURES                              CAPACITY IN WHICH SIGNED                    DATE
                   ----------                              ------------------------                    ----
                       *                                           Director                      December 6, 2000
--------------------------------------------
                Paul T. Stoffel

* By:          /s/ David W. Quinn
      --------------------------------------
                   David W. Quinn

   Attorney-in-Fact for such persons
   pursuant to the powers of attorney dated
   November 15, 2000 filed as an exhibit to the Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, 3333 Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of December 6, 2000.



                                            3333 HOLDING CORPORATION


                                            By: /s/ Stephen M. Weinberg
                                                --------------------------------
                                                Stephen M. Weinberg
                                                President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                            CAPACITY IN WHICH SIGNED                    DATE
                   ----------                            ------------------------                    ----
                        *                             Chairman of the Board; Director          December 6, 2000
-------------------------------------------
                 Roger O. West


                                                           President; Director
            /s/ Stephen M. Weinberg                   (Principal Executive Officer)            December 6, 2000
-------------------------------------------
              Stephen M. Weinberg
                                                        Senior Vice President and
                                                         Chief Financial Officer
                                                        (Principal Financial and
                        *                                   Accounting Officer)                December 6, 2000
--------------------------------------------
                 Todd D. Newman

                        *                                        Director                      December 6, 2000
-------------------------------------------
               Josiah O. Low, III

                        *                                        Director                      December 6, 2000
-------------------------------------------
                David M. Sherer

* By:       /s/ Stephen M. Weinberg
      -------------------------------------
               Stephen M. Weinberg

Attorney-in-Fact for such persons pursuant to the powers of attorney dated November
15, 2000 filed as an exhibit to the
Registration Statement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Centex Development Company, L.P. has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of December 6, 2000.


                              CENTEX DEVELOPMENT COMPANY, L.P.

                              By:  3333 Development Corporation, General Partner


                                   By: /s/ Stephen M. Weinberg
                                       -----------------------------------------
                                       Stephen M. Weinberg
                                       President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                              CAPACITY IN WHICH SIGNED                    DATE
                   ----------                              ------------------------                    ----
                        *                             Chairman of the Board; Director           December 6, 2000
--------------------------------------------
                 Roger O. West


                                                           President; Director
              /s/ Stephen M. Weinberg                   (Principal Executive Officer)           December 6, 2000
--------------------------------------------
              Stephen M. Weinberg
                                                        Senior Vice President and
                                                         Chief Financial Officer
                                                         (Principal Financial and
                        *                                   Accounting Officer)                 December 6, 2000
--------------------------------------------
                 Todd D. Newman

                        *                                        Director                       December 6, 2000
-------------------------------------------
               Josiah O. Low, III

                        *                                        Director                       December 6, 2000
-------------------------------------------
                David M. Sherer

* By:    /s/ Stephen M. Weinberg
      -------------------------------------
           Stephen M. Weinberg

Attorney-in-Fact for such persons pursuant to the powers of attorney dated November
15, 2000 filed as an exhibit to the
Registration Statement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Centex Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 6, 2000.


                                           CENTEX TRUST I

                                           By: Centex Corporation, as Sponsor


                                           By: /s/ David W. Quinn
                                               ---------------------------------
                                               Name:  David W. Quinn
                                               Title: Vice Chairman of the Board

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Centex Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 6, 2000.


                                        CENTEX TRUST II

                                        By: Centex Corporation, as Sponsor



                                        By: /s/ David W. Quinn
                                            ------------------------------------
                                            Name:  David W. Quinn
                                            Title: Vice Chairman of the Board

                               INDEX TO EXHIBITS*

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1               Restated Articles of Incorporation of Centex Corporation
                  (filed as Exhibit 4.1 to the Joint Registration Statement of
                  Centex Corporation, 3333 Holding Corporation and Centex
                  Development Company, L.P. on Form S-8 filed with the SEC on
                  June 1, 1998, and incorporated herein by reference).

4.2               Amended and Restated By-laws of Centex Corporation (filed as
                  Exhibit 3.2 to the Joint Annual Report of Centex Corporation,
                  3333 Holding Corporation and Centex Development Company, L.P.
                  on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by reference).

4.3 Specimen Centex Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.3 to the Joint Registration Statement of Centex
                  Corporation, 3333 Holding Corporation and Centex Development
                  Company, L.P. on Form S-8 filed with the SEC on June 2, 1997, and incorporated herein by reference).

4.4 Articles of Incorporation of 3333 Holding Corporation (filed as Exhibit 3.2a to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form
                  10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.5               By-laws of 3333 Holding Corporation, as amended (filed as
                  Exhibit 3.2 to the Annual Report on Form 10-K of 3333 Holding
                  Corporation (File No. 1-9624) for the fiscal year ended March
                  31, 1993, and incorporated herein by reference).

4.6 Specimen 3333 Holding Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.1 to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form
                  10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.7               Articles of Incorporation of Centex Development Company, L.P.
                  (filed as Exhibit 3.2a to Amendment No. 1, dated October 14,
                  1987 to the Registration Statement of Centex Development
                  Company, L.P. on Form 10 (File No. 1-9625) dated July 12,
                  1987, and incorporated herein by reference).

4.8 By-laws of Centex Development Company, L.P., as amended (filed as Exhibit 3.2 to the Annual Report on Form 10-K of Centex
                  Development Company, L.P. (File No. 1-9625) for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.9               Certificates of Limited Partnership of Centex Development
                  Company, L.P. (filed as Exhibit 4.1 to the Registration
                  Statement of Centex Development Company, L.P. on Form 10 (File
                  No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.10 Second Amended and Restated Agreement of Limited Partnership of Centex Development Company, L.P. (filed as Exhibit 4.4 to the Joint Registration Statement of Centex Corporation,


----------

* Centex will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Centex as to certain tax matters relative to securities offered hereby.

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
                  3333 Holding Corporation and Centex Development Company, L.P.
                  on Form S-8 filed with the SEC on June 1, 1998, and
                  incorporated herein by reference).

4.11              Specimen certificate for Class A limited partnership units
                  (filed as Exhibit 4.3 to the Registration Statement of Centex
                  Development Company, L.P. on Form 10 (File No. 1-9625) dated
                  July 12, 1987, and incorporated herein by reference).

4.12              Specimen certificate for Class B limited partnership units
                  (filed as Exhibit 4.4 to the Registration Statement of Centex
                  Development Company, L.P. on Form 10 (File No. 1-9625) dated
                  July 12, 1987, and incorporated herein by reference).

4.13              Specimen certificate for Class C limited partnership units
                  (filed as Exhibit 4.4 to the Joint Registration Statement of
                  Centex Corporation, 3333 Holding Corporation and Centex
                  Development Company, L.P. on Form S-8 filed with the SEC on
                  June 1, 1998, and incorporated herein by reference).

4.14 Nominee Agreement, dated as of November 30, 1987, by and between Centex Corporation, 3333 Holding Corporation and
                  Centex Development Company, L.P. (filed as Exhibit 4.2 to the
                  Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.15              Agreement for Purchase of Warrants, dated as of November 30,
                  1987, by and between 3333 Holding Corporation and Centex
                  Corporation (filed as Exhibit 4.3 to the Annual Report on Form
                  10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.16 Warrant Agreement, dated as of November 30, 1987, by and between Centex Corporation and Centex Development Company,
                  L.P. (filed as Exhibit 4.5 to the Annual Report on Form 10-K of Centex Development Company, L.P. (File No. 1-9625) for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.17              Specimen warrant certificate (filed as Exhibit 4.6 to the Form
                  8 Amendment No. 3, dated November 24, 1987, to the
                  Registration Statement of Centex Development Company, L.P. on
                  Form 10, and incorporated herein by reference).

4.18              Rights Agreement, dated as of October 2, 1996, between Centex
                  Corporation and ChaseMellon Shareholder Services, LLC, as rights agent (filed as Exhibit 1 to the Form 8-A Registration
                  Statement of Centex Corporation dated October 2, 1996, and incorporated herein by reference), as amended by Amendment No.
                  1 to Rights Agreement, dated as of February 18, 1999, between
                  Centex Corporation and ChaseMellon Shareholder Services,
                  L.L.C., as rights agent (filed as Exhibit 4.2 to the Form
                  8-A/A Registration Statement of Centex Corporation filed on
                  February 22, 1999, and incorporated herein by reference).

4.19 Indenture with respect to Senior Debt Securities, including form of Senior Debt Security, dated as of October 1, 1998, between Centex Corporation and The Chase Manhattan Bank, as
                  Trustee, (filed as Exhibit 4.1 to the Registrant's Form 8-K dated October 21, 1998 and incorporated herein by reference).

4.20 Indenture with respect to Subordinated Debt Securities, including form of Subordinated Debt Security, dated as of March 12, 1987, between the Registrant and The Chase Manhattan
                  Bank, as Trustee (filed as Exhibit 4.5 to the Registration
                  Statement (File No. 333-72893) of the Registrant on Form S-3, and incorporated herein by reference).

4.21** Indenture with respect Junior Subordinated Debt Securities, including the Form of Junior Subordinated Debt Security, dated as of November 14, 2000, between Centex Corporation and The
                  Chase Manhattan Bank, as Trustee.

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.22**            Declaration of Trust of Centex Trust I.

4.23**            Declaration of Trust of Centex Trust II.

4.24**            Form of Amended and Restated Declaration of Trust.

4.25**            Certificate of Trust of Centex Trust I.

4.26**            Certificate of Trust of Centex Trust II.

4.27**            Form of Trust Preferred Security (included in Exhibit 4.24).

4.28**            Form of Centex Corporation Guarantee Agreement.

5.1               Opinion of Raymond G. Smerge, Esq.

5.2.1             Opinion of Richards, Layton & Finger, P.A. relating to Centex
                  Trust I.

5.2.2             Opinion of Richards, Layton & Finger, P.A. relating to Centex
                  Trust II.

12.1**            Computation of Ratio of Earnings to Fixed Charges.

23.1              Consent of Arthur Andersen LLP.

23.2 Consent of Raymond G. Smerge, Esq. (contained in his opinion filed as Exhibit 5.1).

23.3              Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibits 5.2.1 and 5.2.2).

24.1**            Power of attorney of certain signatories.

25.1**            Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939, as amended, with respect to Trustee for Senior Debt Securities.

25.2**            Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939, as amended, with respect to Trustee for Subordinated Debt Securities.

25.3**            Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939, as amended, with respect to Trustee for Junior Subordinated Debt Securities.

----------

**  Previously filed.